Exhibit 99(a)

                                  PRESS RELEASE



    GTECH(R) BOARD OF DIRECTORS APPOINTS W. BRUCE TURNER PRESIDENT AND CHIEF
           EXECUTIVE OFFICER; ACCEPTS RESIGNATION OF HOWARD S. COHEN

(West Greenwich, Rhode Island - August 7, 2002) - The Board of Directors of GTECH(R) Holdings Corporation (NYSE: GTK) today announced that it has accepted the resignation of Howard S. Cohen as President, Chief Executive Officer, and Director, and appointed W. Bruce Turner, GTECH Chairman, to replace him as President and Chief Executive Officer. The appointment of Mr. Turner will take effect immediately.

In accepting the resignation, the Board thanked Mr. Cohen for his significant efforts to advance GTECH's new operating philosophy and to align the Company with market conditions and expectations. In tendering the resignation, Mr. Cohen cited a desire to pursue personal and business interests and return to Chicago, Illinois, where he lived prior to relocating to Providence, Rhode Island.

In accepting the appointment as the new President and Chief Executive Officer of GTECH, Mr. Turner said, "It is my belief that the solid financial foundation that Howard and the senior management team have established will provide us with an excellent platform for continued growth. From a personal perspective, I am excited about the opportunity, once again, to work with my friends and colleagues at GTECH. I am confident we will continue to provide the kind of industry leadership our employees, customers, and shareholders have come to expect from GTECH."

The Company reiterates its earnings guidance for the second quarter and full fiscal year as previously provided.

It is the expectation that the Board will elect a new non-executive Chairman in the near future.

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and
(iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company's subsequent press releases and on Reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers; (vii) the fact that several of the Company's larger contracts are to be rebid within the next nine months; (viii) the possibility of significant fluctuation of quarterly operating results; (ix) the intensity of competition in the lottery industry;
(x) the possibility of substantial penalties under and/or termination of the Company's contracts; (xi) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xii) opposition to expansion of lottery and gaming; (xiii) the Company's ability to attract and retain key employees; and (xiv) the possibility of adverse determinations in pending legal proceedings.

                                      * * *

GTECH, a leading global information technology company with $1 billion in revenues and 4,400 people in 44 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company's core market is the lottery industry, with a growing presence in financial services transaction processing. For more information about the Company, please visit GTECH's website at http://www.gtech.com.